UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC 20549

                               FORM 8-K/A
                             Amendment No. 2
                                   TO
                             CURRENT REPORT
                 Pursuant to Section 13 OR 15(d) of the
                     Securities Exchange Act of 1934

Date of Report (Date of earliest reported) November 20, 2000
                                           -----------------

                  WHITNEY INFORMATION NETWORK, INC.
                  ---------------------------------
       (Exact name of registrant as specified in its chapter)


    COLORADO               000-27403                84-1475486
    --------               ---------                ----------
 (State or other          (Commission             (IRS Employer
  jurisdiction of          File Number)            Identification
  incorporation)                                   No.)


        4818 Coronado Parkway, Cape Coral, Florida   33940
        --------------------------------------------------
        (Address of principal executive offices)  (Zip code)


Registrants telephone number, including area code(941)542-8999
                                                  ------------


  ______________________________________________________________
  (Former name or former address, if changed since last report)



ITEM 4.  CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

A.  This Amendment No. 2 to the November 20, 2000 filing of Form
8-K is filed for the purpose of correcting the original Form 8-K and first amended filing, Form 8-K/A No. 1, and to provide additional information.

B. In the previous Form 8-K filing of November 20, 2000, the Company reported that on November 14, 2000, Whitney Information Network, Inc. terminated the services of its auditor, BDO Seidman, Miami, Florida, effective November 14, 2000. Said termination was approved by the Board of Directors of Whitney Information Network, Inc. on November 14, 2000, effective November 14, 2000.


C. In the previous Form 8-K/A filing of November 22, 2000, amending the aforesaid filing of November 20, 2000, the Company reported that BDO Seidman, LLP sent a letter dated November 14, 2000 to Whitney Information Network, Inc., which was received on November 20, 2000, a copy of which was included with Amendment No. 1 and a copy was also sent to the SEC. The purpose of the letter was to acknowledge the cessation of their working relationship with Whitney Information Network, Inc.

D. Pursuant to a letter from the SEC re: the aforementioned 8-K and 8-K/A, the following corrections and additions are submitted in the form of an 8-K/A No. 2.

1. BDO Seidman did not issue any reports of any kind in the last two fiscal years. BDO Seidman was retained on August 17, 2000 to prepare the 2000 annual audited financial statement but on November 14, 2000, two months later, their services were terminated prior to their commencement of any audit work.

    BDO Seidman did not issue any report containing a disclaimer or adverse or qualified opinion. BDO Seidman did not issue any audit report.

2. During the last two years the Company had no disagreements with BDO Seidman or Larry Legel, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

    However, the Company had been researching the application of SOP 93-7 and other accounting pronouncements having to do with percentage of completion method of accounting, proper matching of revenues and expenses and the principle of materiality as applied to the treatment of deferred expenses (primarily advertising). This question was in reference to a comment letter the Company received from the SEC during the registration process having to do with the justification of deferring expenses that produced deferred revenues. Both BDO Seidman and Larry Legel, CPA, agreed to treat the issue in a manner acceptable by the SEC, and after the meeting on this issue between the SEC and the Company, which was held on November 17, 2000, the Company reports that there were no disagreements with either of the previous auditors regarding this matter.

3. At this time, no new auditor has been engaged. Currently, however, the Company is interviewing a CPA firm for the purpose of conducting the audit for 2000. Proper notice will be reported when an engagement agreement has been signed.

4. On November 29, 2000, copies of the original and both amended filings required by Item 304(a)(3) of Regulation S-K were sent to BDO Seidman.


5. This second amended filing of the November 20 filing, properly reflects the filing as an Item 4 matter. The Company hereby corrects previous Form 8-K and Form 8-K/A submissions which had indicated these filings were Item 1 matters.

    The Company had incorrectly indicated on the Edgar submission template that the Form 8-K filing of November 20, 2000 and the 1st amendment thereto of November 22, 2000 were Item 1 matters, when of course, in fact, these were Item 4 matters.

    This error was caused by the incorrect filling out of the Edgar submission template #3 whereby Item 1 was entered incorrectly whereas Item 4 should have been indicated.

    On November 29, 2000 a fax was sent to SEC Filer Support
(202-504-2474) indicating said correction and requesting a change in the header from Item 1 to Item 4.

6. The first amended filing of the November 20, 2000 filing, should have properly reflected the filing as an Item 4 matter.
The Company hereby corrects the previous Form 8-K/A submission which had indicated this filing was an Item 1 matter.

    The Company had incorrectly indicated on the Edgar submission template that the Form 8-K filing of November 20, 2000 was an
Item 1 matter, when of course, in fact, it was an Item 4 matter.

    This error was caused by the incorrect filling out of the Edgar submission template #3 whereby Item 1 was entered incorrectly whereas Item 4 should have been indicated.

    On November 29, 2000 a fax was sent to SEC Filer Support
(202-504-2474) indicating said correction and requesting a change in the header from Item 1 to Item 4.






SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WHITNEY INFORMATION NETWORK, INC.


/s/ Ronald S. Simon
Ronald S. Simon
Secretary/Treasurer, Chief Financial Officer
and a member of the Board of Directors
Date: November 29, 2000